Exhibit 5.1

MILBANK, TWEED, HADLEY & McCLOY LLP
LOS ANGELES
213-892-4000
FAX: 213-629-5063
WASHINGTON, D.C.
202-835-7500
FAX: 202-835-7586
LONDON
44-20-7615-3000
FAX: 44-20-7615-3100
FRANKFURT
49-69-71914-3400
FAX: 49-69-71914-3500
MUNICH
49-89-25559-3600
FAX: 49-89-25559-3700
28 Liberty Street New York, NY 10005-1413
BEIJING
8610-5969-2700
FAX: 8610-5969-2707
HONG KONG
852-2971-4888
FAX: 852-2840-0792
SEOUL
822-6137-2600
FAX: 822-6137-2626
SINGAPORE
65-6428-2400
FAX: 65-6428-2500
TOKYO
813-5410-2801
FAX: 813-5410-2891
SÃO PAULO
55-11-3927-7700
FAX: 55-11-3927-7777

212-530-5000 FAX: 212-530-5219

November 20, 2017
SEACOR Marine Holdings Inc.
7910 Main Street, 2nd Floor
Houma, LA 70360

Ladies and Gentlemen:
We have acted as special counsel to SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on November 20, 2017. You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration of up to 2,174,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) issuable in respect of awards to be granted under the SEACOR Marine Holdings Inc. 2017 Equity Incentive Plan (the “Plan”).
In rendering the opinions expressed below, we have examined the General Corporations Law of the State of Delaware (the “DGCL”), the Registration Statement, the Plan and the form of award agreements relating to awards of Shares under the Plan (collectively, the “Agreements”) and Company records, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Company and public officials and statements and representations contained in the Registration Statement, the Plan, and other documents as we have deemed necessary.
Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the registration of the Shares under the Plan has been duly authorized by all necessary corporate action on the part of the Company and, when issued and, delivered and upon receipt of all amounts that a Plan participant is required to pay to purchase the Shares, which consideration shall constitute lawful consideration under Delaware law, each in accordance with the terms of the Plan and any applicable award agreements, the Shares will be or have been, as applicable, validly issued, fully paid and non-assessable.
The foregoing opinion is limited to matters involving the federal laws of the United States of America and the DGCL, and we do not express any opinion as to the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and all references to us in the Registration Statement. In giving such opinion, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. We disclaim any obligation to update anything herein for events occurring after the date hereof.
Very truly yours,
/s/ Milbank, Tweed, Hadley & McCloy LLP